Exhibit 99.1
News
CapitalSource Inc.
5404 Wisconsin Avenue
Second Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael Weiss
Senior Vice President, Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
doakes@capitalsource.com	mweiss@capitalsource.com
CAPITALSOURCE REPORTS SECOND QUARTER 2011 RESULTS
•	Net Income of $17 Million or $0.05 Per Share

•	New Funded Loans of $543 Million

•	Parent Company Unrestricted Cash Tops $1.2 Billion

•	Credit Profile Improved

•	Capital Deployment Strategy Announced
Chevy Chase, MD, July 29, 2011 —CapitalSource Inc. (NYSE: CSE) today announced financial results for the second quarter 2011. Net income for the quarter was $17 million or $0.05 per diluted share, compared to net income of $3 million or $0.01 per diluted share in the prior quarter and net income of $18 million or $0.06 per diluted share in the second quarter 2010.
“We have spent considerable time over the past few months evaluating how best to achieve two key strategic priorities — returning Parent Company capital to the shareholders and converting CapitalSource Bank to a California chartered commercial bank. While pursuing those goals simultaneously would be ideal, the options that potentially allow us to do so involve significant complexity, uncertainty and delay,” said John K. Delaney, CapitalSource Executive Chairman. “As a result, after thorough analysis of our strategic options and with the advice of a financial advisor, our Board has decided to pursue a course of action that is within our control — expeditiously returning Parent Company capital to shareholders, while extending the timeframe for conversion to a commercial bank charter.”
“As a result of our decision not to accelerate the normal course disposition of Parent Company assets, we do not anticipate filing an application for bank holding company status for at least 18 months. The Parent’s regulatory credit metrics should be substantially improved by then, which we expect would simplify the Federal Reserve review process when it does occur,” said Tad Lowrey, CapitalSource Bank

President and CEO. “Converting to a commercial charter has many longer term benefits, so it remains an important strategic priority. Since our current industrial charter is an extremely efficient operating model, however, this delay should have little or no impact on our profitability and growth projections for CapitalSource Bank over the next two years.”
“New loans funded in the second quarter of $543 million were above our expected quarterly range and boosted our total production for the first half of 2011 to nearly $1.2 billion. As a result, we now expect full year originations to top $2 billion, which represents a 25% year-over-year increase,” said James J. Pieczynski, CapitalSource Co-CEO. “Importantly, there was broad-based participation among our various specialty lending groups in originations this quarter. For the first six months of the year our multifamily, healthcare real estate, lender finance, corporate asset finance, and technology cash flow groups have had the highest production levels.”
“The second quarter at CapitalSource Bank was solidly profitable. Net interest margin remained above 5% and the fully-taxed return on average assets of 1.78% was above our expected range for the year of 1.25% — 1.50%,” said Donald F. Cole, CapitalSource CFO. “On a consolidated basis the second quarter was a story of balance sheet strengthening, as our Parent Company liquidity increased to over $1.2 billion and the remaining legacy loan portfolio declined by $823 million or 25%. Following the quarter close, we also redeemed $281 million of convertible debentures — further reducing Parent Company debt.”
CAPITALSOURCE BANK SEGMENT

This segment includes our commercial lending and banking business activities in CapitalSource Bank.
Second Quarter 2011 Highlights
•	Net Income was $28 million, a decrease of $5 million from the prior quarter primarily due to a $16 million higher income tax expense this quarter, though pretax income increased from $35 million in the prior quarter to $47 million in the current quarter.
•	Loan Production was $543 million during the quarter compared to $627 million in the prior quarter, resulting in a 4.7% net increase in the loan portfolio balance despite loan pay-offs and charge-offs totaling $350 million during the quarter.
•	Net Interest Margin for the quarter was 5.07%, a decrease of 36 basis points from the prior quarter primarily due to a decline in investment and loan yields.
•	Capital — The risk-based capital ratio declined 13 basis points to 18.67% while the Tier 1 leverage ratio was unchanged at 13.47%.
•	Credit Quality — Loan loss provision was a reversal of $1 million for the quarter, compared to an $11 million provision in the prior quarter. Net charge-offs were $23 million in the quarter, compared to net charge-offs of $3 million in the prior quarter, which included recoveries of $12 million. Non-accrual loans increased to $220 million, or 5.23% of loans, at quarter end compared to $175 million, or 4.35% of loans, at the end of the prior quarter primarily due to the addition of one large loan to non-accrual status. A $107 million non-accrual loan was sold on July 1, 2011, reducing the total non-accrual balance to approximately $112 million. The allowance for loan losses decreased to $109 million, or 2.58% of loans at quarter end compared to $133 million, or 3.31% of loans, at the end of the prior quarter.

First Quarter 2011 Details
Interest Income was $90 million, a decrease of $1 million from the prior quarter primarily due to lower investment and loan yields due to a shift in the loan mix to a higher percentage of lower yielding loans, partially offset by an increase in average loans.

	Quarter Ended
				6/30/11 vs. 3/31/11		6/30/11 vs. 6/30/10
Net Income	6/30/11	3/31/11	6/30/10	$	%	$	%
($ in thousands)
Interest income	$90,490	$91,804	$78,926	$(1,314)	(1)%	$11,564	15%
Interest expense	15,612	15,210	16,431	(402)	(3)	819	5
Provision for loan losses	(1,331)	11,242	5,094	12,573	112	6,425	126
Operating expenses	32,594	32,941	29,248	347	1	(3,346)	(11)
Other income	3,000	2,965	7,067	35	1	(4,067)	(58)
Income tax expense (benefit)	18,840	3,095	(2,463)	(15,745)	(509)	(21,303)	(865)
Net income	27,775	32,281	37,683	(4,506)	(14)	(9,908)	(26)

	Quarter Ended
	06/30/2011			03/31/2011
	Average	Interest	Average	Average	Interest	Average
Net Interest Margin	Balance	Income/Expense	Yield/Cost	Balance	Income/Expense	Yield/Cost
($ in thousands)
Total loans	$3,943,136	$78,488	7.98%	$3,792,412	$76,845	8.22%
Investment securities	1,553,432	11,599	2.99	1,596,615	14,723	3.74
Cash and other interest earning assets	428,701	403	0.38	334,278	236	0.29

Total interest-earning assets	5,925,269	90,490	6.13	5,723,305	91,804	6.51
Deposits	4,738,233	13,398	1.13	4,673,752	13,383	1.16
Borrowings	426,484	2,214	2.08	373,278	1,827	1.98

Total interest-bearing liabilities	$5,164,717	15,612	1.21	$5,047,030	15,210	1.22

Net interest spread		$74,878	4.92%		$76,594	5.29%

Net interest margin			5.07%			5.43%

Cash and Investments decreased by $18 million to $1.9 billion. The portfolio yield at quarter end decreased by 78 basis points to 2.45%, due to the extension of a CMBS bond which reduced the related discount accretion. Overall duration was unchanged at 2.6 years.

Cash and Investments	06/30/2011			03/31/2011
($ in thousands)	Book Value	Yield	Duration	Book Value	Yield	Duration
Cash and cash equivalents	$382,065	0.29%	0.1	$440,928	0.28%	—
Agency callable notes	124,984	2.01%	4.6	164,223	1.79%	4.2
Agency debt	55,918	2.11%	1.0	76,843	1.73%	1.0
Agency MBS	1,110,767	2.69%	3.4	944,968	2.83%	3.9
Non-agency MBS	87,558	4.39%	1.9	97,062	4.45%	2.7
CMBS	136,250	4.50%	2.5	179,077	13.17%	1.0
Corporate debt	4,998	3.04%	0.4	4,998	3.04%	0.7
Asset-back securities	18,874	11.69%	1.1	21,398	10.73%	2.0
U.S. Treasury and agency securities	19,796	2.99%	6.2	29,795	2.13%	4.2

	$1,941,210	2.45%	2.6	1,959,292	3.23%	2.6

Total Loans Held for Investment and Loans Held for Sale increased $189 million (4.7%) from the prior quarter as detailed below:

	Quarter Ended
Loan Roll Forward	6/30/2011	03/31/2011	6/30/2010
($ in thousands)
Beginning balance	$4,012,819	$3,848,511	$3,194,251
New fundings	542,728	627,470	549,043
Loans
Principal repayments	(326,884)	(428,426)	(328,720)
Sales	—	(17,373)	(3,395)
Transfers to foreclosed assets	(3,270)	(2,013)	—
Charge-offs	(23,320)	(15,350)	62,851

Ending balance	$4,202,073	$4,012,819	$3,474,030

	Quarter Ended
Loan Portfolio Mix	6/30/2011	03/31/2011	6/30/2010
($ in thousands)
General asset-based	$592,712	$756,851	$666,868
Healthcare asset-based	195,479	181,988	241,995
Equipment finance	283,494	274,669	81,952
Cash flow	1,052,187	835,030	812,859
General commercial real estate	729,316	794,345	964,651
Healthcare real estate	463,460	428,322	450,489
Multifamily	726,582	587,011	174,130
Small business	158,843	154,603	81,086

Total	$4,202,073	$4,012,819	$3,474,030

Deposits were $4.8 billion at quarter end, an increase of $77 million (2%) from the end of the prior quarter. The weighted average interest rate on deposits was 1.13% at the end of the quarter, a decline of 2 basis points from the end of the prior quarter.
FHLB Borrowings were $480 million, an increase of $80 million from the end of the prior quarter. FHLB borrowings are used primarily for interest rate risk management and short-term funding purposes. As of June 30, 2011, the remaining maturities were extended to 3.2 years compared to 2.9 years at the end of the prior quarter.
Allowance for Loan Losses was $109 million, or 2.58% of the loan portfolio, a decrease of $24 million from the end of the prior quarter.

	Quarter Ended
Allowance for Loan Losses	6/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$130,214	$2,756	$132,970	3.31%
Provision for loan losses	(22,903)	21,572	(1,331)
Charge-offs, net	—	(23,047)	(23,047)	2.31%

Ending balance	$107,311	$1,281	$108,592	2.58%

	Quarter Ended
	3/31/2011
	General	Specific	Total	% Loans
Beginning balance	$122,997	$1,881	$124,878	3.25%
Provision for loan losses	7,217	4,025	11,242
Charge-offs, net	—	(3,150)	(3,150)	0.33%

Ending balance	$130,214	$2,756	$132,970	3.31%

Non-Performing Assets were $238 million, an increase of $32 million (16%) from the prior quarter primarily due to one loan that was previously restructured but placed on non-accrual status this quarter, partially offset by a decrease in REO assets. A $107 million non-accrual loan was sold on July 1, 2011, reducing non-performing assets to approximately $131 million.

	6/30/2011		3/31/2011
		% of Total		% of Total
Non-performing Assets	Loan Balance	Assets	Loan Balance	Assets
($ in thousands)
Non-accrual loans — current	$183,593	2.88%	$116,568	1.89%
Non-accrual loans — delinquent 30-89 days	1,266	0.02	1,688	0.03
Non-accrual loans — delinquent 90+ days	34,802	0.55	56,338	0.91

Total non-accrual loans	219,661	3.45%	174,594	2.83%
Accruing loans — delinquent 90+ days	136	—	186	—
REO	17,807	0.28	30,416	0.49

Total non-performing assets	$237,604	3.73%	$205,196	3.32%

Accruing Troubled Debt Restructurings were $36 million, a decrease of $67 million from the prior quarter primarily due to one loan that was previously restructured but placed on non-accrual status this quarter. In addition, there were $169 million of TDRs which were on non-accrual, though current as to payment status, at quarter end (included in the “Non-accrual loans — current” line in the table above).
Operating Expenses were $33 million, consistent with the prior quarter. Operating expenses included $11 million related to loan referral services provided by the Parent Company.
Income Tax Expense was $19 million for the quarter which reflects an effective tax rate of 40.0%.
OTHER COMMERCIAL FINANCE SEGMENT

This segment includes the CapitalSource Inc. loan portfolio and other business activities at the Parent Company.
Net Loss was $8 million, compared to $35 million in the prior quarter. The decrease in net loss was primarily due to the decrease in provision for loan losses of $31 million.
Interest Income was $41 million, a decrease of $7 million from the prior quarter primarily due to a significant decline in interest-earning assets as paydown of legacy loans totaled $566 million during the quarter.
Unrestricted Cash was $1.2 billion, an increase of $485 million from the prior quarter primarily due to loan repayments and sales.
Total Loans Held for Investment and Loans Held for Sale decreased by $673 million from the prior quarter as detailed below:

	Quarter Ended
Loan Roll Forward	6/30/2011	03/31/2011	6/30/2010
($ in thousands)
Beginning balance	$2,072,904	$2,509,699	$4,766,913
New fundings	—	12,925	16,858
Loans
Principal repayments	(566,085)	(184,715)	(622,223)
Sales	(34,469)	(176,285)	(9,374)
Transfers to foreclosed assets	(7,538)	—	(23,765)
Charge-offs	(64,902)	(88,720)	70,267

Ending balance	$1,399,910	$2,072,904	$4,198,676

Allowance for Loan Losses was $91 million, or 6.46% of the loan portfolio, a decline of $60 million from the end of the prior quarter.

	Quarter Ended
Allowance for Loan Losses	6/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$91,873	$58,431	$150,304	7.25%
Provision for loan losses	(17,906)	20,760	2,854
Charge-offs, net	—	(62,612)	(62,612)	15.63%

Ending balance	$73,967	$16,579	$90,546	6.46%

	Quarter Ended
	3/31/2011
	General	Specific	Total	% Loans
Beginning balance	$127,156	$77,088	$204,244	8.14%
Provision for loan losses	(35,283)	68,850	33,567
Charge-offs, net	—	(87,507)	(87,507)	14.97%

Ending balance	$91,873	$58,431	$150,304	7.25%

Non-Performing Assets were $327 million, a decline of $136 million (29%) from the prior quarter primarily due to a $118 million decrease in non-accrual loans as a result of loan sales and charge-offs. As of June 30, 2011, 41 loans totaling $128 million were considered impaired and on non-accrual, but were current as to payment status. All collections on those loans are applied to the outstanding principal balance.

	6/30/2011		3/31/2011
		% of Total		% of Total
Non-performing Assets	Loan Balance	Assets	Loan Balance	Assets
($ in thousands)
Non-accrual loans — current	$135,729	4.49%	$163,974	5.23%
Non-accrual loans — delinquent 30-89 days	756	0.02	31,853	1.02
Non-accrual loans — delinquent 90+ days	120,149	3.98	178,946	5.71

Total non-accrual loans	256,634	8.49%	374,773	11.96%
Accruing loans — delinquent 90+ days	39,941	1.32	46,885	1.50
REO	30,624	1.01	41,053	1.31

Total non-performing assets	$327,199	10.82%	$462,711	14.77%

Accruing Troubled Debt Restructurings were $127 million, an increase of $12 million from the prior quarter primarily due to two loans totaling $9 million that were restructured in the quarter. In addition, there were $77 million of TDRs at quarter end which were on non-accrual, though current as to payment status (included in the “Non-accrual loans — current” line in the table above).
Other income was $25 million for the quarter, compared to $32 million for the prior quarter, primarily due to decreased gains on investment sales, partially offset by lower expenses of real estate owned and other foreclosed assets and decreased losses on derivatives.

CONSOLIDATED
Net Income was $17 million or $0.05 per diluted share, compared to $3 million, or $0.01 per diluted share, in the prior quarter as detailed below:

	Quarter Ended
				6/30/11 vs. 3/31/11		6/30/11 vs. 6/30/10
Net Income	6/30/11	3/31/11	6/30/10	$	%	$	%
($ in thousands)
Interest income	$127,425	$142,152	$164,720	$(14,727)	(11)%	$(37,295)	(23)%
Interest expense	45,807	46,752	60,757	945	2	14,950	25
Provision for loan losses	1,523	44,809	25,262	43,286	97	23,739	94
Operating expenses	55,322	54,261	53,591	(1,061)	(2)	(1,731)	(3)
Other income (expense)	9,070	17,991	(34,806)	(8,921)	(50)	43,876	126
Income tax expense (benefit)	17,249	11,162	(4,174)	(6,087)	(55)	(21,423)	(513)
Net income	16,594	3,159	18,340	13,435	425	(1,746)	(10)
Interest Income was $127 million, a decrease of $15 million (11%) from the prior quarter primarily due to a decline in the average balance of interest-earning assets.
Total Loans Held for Investment and Loans Held for Sale decreased $484 million from the prior quarter as detailed below:

Loan Roll Forward	6/30/2011	03/31/2011	6/30/2010
($ in thousands)
Beginning balance	$6,085,723	$6,358,210	$7,961,164
New fundings	542,728	640,395	565,901
Loans
Principal repayments	(892,969)	(613,141)	(950,943)
Sales	(34,469)	(193,658)	(12,769)
Transfers to foreclosed assets	(10,808)	(2,013)	(23,765)
Charge-offs	(88,222)	(104,070)	133,118

Ending balance	$5,601,983	$6,085,723	$7,672,706

Allowance for Loan Losses was $199 million, or 3.55% of the loan portfolio, compared to $283 million or 4.65% at the end of the prior quarter.
Net Charge-Offs were $86 million in the quarter, a decrease of $5 million from the prior quarter. Net charge-offs as a percentage of average loans for the twelve month period ended June 30, 2011 were 5.55%, compared to 5.78% for the twelve month period ended March 31, 2011.

	Quarter Ended
Allowance for Loan Losses	6/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$222,087	$61,187	$283,274	4.65%
Provision for loan losses	(40,809)	42,332	1,523
Charge-offs, net	—	(85,659)	(85,659)	6.12%

Ending balance	$181,278	$17,860	$199,138	3.55%

	Quarter Ended
	3/31/2011
	General	Specific	Total	% Loans
Beginning balance	$250,153	$78,969	$329,122	5.17%
Provision for loan losses	(28,066)	72,875	44,809
Charge-offs, net	—	(90,657)	(90,657)	5.90%

Ending balance	$222,087	$61,187	283,274	4.65%

Non-Performing Assets were $565 million, a decline of $103 million (15%) from the prior quarter primarily due to a $73 million decrease in non-accrual loans. As of June 30, 2011, 52 loans totaling $204 million were considered impaired and on non-accrual but were current as to payment status. All collections on those loans are applied to the outstanding principal balance. A $112 million non-accrual loan was sold on July 1, 2011, reducing non-performing assets to approximately $453 million.

	6/30/2011		3/31/2011
		% of Total		% of Total
Non-performing Assets	Loan Balance	Assets	Loan Balance	Assets
($ in thousands)
Non-accrual loans — current	$319,322	3.43%	$280,542	3.03%
Non-accrual loans — delinquent 30-89 days	2,022	0.02	33,541	0.36
Non-accrual loans — delinquent 90+ days	154,951	1.66	235,284	2.54

Total non-accrual loans	476,295	5.11%	549,367	5.92%
Accruing loans — delinquent 90+ days	40,077	0.43	47,071	0.51
REO	48,431	0.52	71,469	0.77

Total non-performing assets	$564,803	6.06%	$667,907	7.20%

Troubled Debt Restructurings Accruing were $163 million, a decrease of $55 million from the prior quarter. In addition, there were $246 million of TDRs which were on non-accrual, but current as to payment status, at quarter end (included in the “Non-accrual loans — current” line in the table above).

Operating Expenses were $55 million, an increase of $1 million from the prior quarter, primarily due to an increase in professional fees.

	Quarter Ended
Operating Expenses	6/30/2011	3/31/2011
($ in thousands)
Compensation and benefits	$29,098	$30,379
Professional fees	10,914	7,188
Other operating expenses	15,310	16,694

Total operating expenses	$55,322	$54,261

Income Tax Expense was $17 million for the quarter, primarily related to the change in net deferred tax assets with respect to CapitalSource Bank.
Valuation Allowance related to the Company’s deferred tax assets at quarter end was $437 million, a decrease of $20 million from the end of the prior quarter. The net deferred tax asset at quarter end, after subtracting the valuation allowance, was $47 million, a decrease of $16 million from the prior quarter. The valuation allowance is a non-cash accounting charge that will exist until there is sufficient positive evidence to support its reduction or reversal.
Book Value Per Share was $6.53 at the end of the quarter, an increase of $0.12 from the end of the prior quarter. Total shareholders’ equity was $2.1 billion at the end of the quarter, an increase of $39 million from the prior quarter primarily due to net income and an increase in accumulated other comprehensive income due to a tax benefit, unrealized gains on agency MBS, gains on foreign currency translation and mark-to-market gains on debt securities.
Average Diluted Shares Outstanding were 327.1 million shares for the quarter, compared to 327.0 million shares for the prior quarter. Total outstanding shares at June 30, 2011 were 323.2 million.
Quarterly Cash Dividend of $0.01 per common share was paid on June 30, 2011 to common shareholders of record on June 15, 2011.
Conference Call Details
A conference call to discuss the results will be hosted on Friday, July 29, 2011 at 8:30 a.m. EST. Interested parties may access the call via webcast on the Investor Relations section of the CapitalSource web site at http://www.capitalsource.com/investor_relations. An audio replay will also be available on the website from approximately 12 Noon EDT July 29, 2011 through October 29, 2011.
CapitalSource Bank will file its Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only FFIEC 041, for the quarter ended June 30, 2011 (the Call Report) with the Federal Deposit Insurance Corporation (FDIC) on or before July 30, 2011. The Call Report may be found on the FDIC website at http://cdr.ffiec.gov/Public/ following filing by CapitalSource Bank and posting by the FDIC.

About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender that provides financial products to small and middle market businesses nationwide and offers depository products and services in southern and central California through its wholly owned subsidiary CapitalSource Bank. As of June 30, 2011, CapitalSource had total assets of $9.3 billion and $4.8 billion in deposits. Visit www.capitalsource.com for more information.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about projected loan originations, our expectations regarding our application to become a bank holding company and convert CapitalSource Bank’s charter to a commercial charter, as well as the impact of the timing of the conversion on our profitability and growth, growing our business and assets, return of excess capital at the Parent Company to shareholders, and projected return on average assets, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words ‘anticipate,’ ‘assume,’ ‘intend,’ ‘believe,’ ‘expect,’ ‘estimate,’ ‘forecast,’ ‘plan,’ ‘position,’ ‘project,’ ‘will,’ ‘should,’ ‘would,’ ‘seek,’ ‘continue,’ ‘outlook,’ ‘look forward,’ and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: changes in economic or market conditions or investment or lending opportunities; regulatory restrictions; continued or worsening disruptions in credit and other markets; increase in interest rates and lending spreads; competitive and other market pressures on product pricing and services; reduced demand for our services; declines in asset values; expenses being higher than the income generated by the portfolio; additional capital needed by CS Bank to meet regulatory requirements; drawdown of unfunded commitments substantially in excess of historical drawings; loan losses; substantial run off of CapitalSource Bank portfolio; compression of spreads; higher than anticipated increases in operating expenses; success and timing of other business strategies; and other factors described in CapitalSource’s 2010 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource Second Quarter 2011 — Financial Supplement
Table of Contents

Consolidated Balance Sheets	13

Consolidated Statements of Income	14

Segment Statements of Income	15

Segment Balance Sheets	16

Selected Financial Data	17

Credit Quality Data	18

CapitalSource Second Quarter 2011 — Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,581,266	$820,450
Restricted cash	101,256	128,586
Investment securities:
Available-for-sale, at fair value	1,472,743	1,522,911
Held-to-maturity, at amortized cost	136,250	184,473

Total investment securities	1,608,993	1,707,384
Loans:
Loans held for sale	119,247	205,334
Loans held for investment	5,482,736	6,152,876
Less deferred loan fees and discounts	(77,591)	(106,438)
Less allowance for loan losses	(199,138)	(329,122)

Loans held for investment, net	5,206,007	5,717,316

Total loans	5,325,254	5,922,650
Interest receivable	38,117	57,393
Other investments	61,665	71,889
Goodwill	173,135	173,135
Other assets	425,258	563,920

Total assets	$9,314,944	$9,445,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$4,785,790	$4,621,273
Credit facilities	—	67,508
Term debt	697,910	979,254
Other borrowings	1,451,983	1,375,884
Other liabilities	268,911	347,546

Total liabilities	7,204,594	7,391,465

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 323,179,426 and 323,225,355 shares issued and shares outstanding, respectively)	3,232	3,232
Additional paid-in capital	3,917,731	3,911,341
Accumulated deficit	(1,857,311)	(1,870,572)
Accumulated other comprehensive income, net	46,698	9,941

Total shareholders’ equity	2,110,350	2,053,942

Total liabilities and shareholders’ equity	$9,314,944	$9,445,407

CapitalSource Second Quarter 2011 — Financial Supplement
CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
	(Unaudited)			(Unaudited)
Net interest income:
Interest income:
Loans	$113,647	$123,500	$148,797	$237,147	$305,047
Investment securities	12,688	18,352	15,619	31,040	30,210
Other	1,090	300	304	1,390	877

Total interest income	127,425	142,152	164,720	269,577	336,134
Interest expense:
Deposits	13,398	13,383	15,279	26,781	31,637
Borrowings	32,409	33,369	45,478	65,778	94,121

Total interest expense	45,807	46,752	60,757	92,559	125,758

Net interest income	81,618	95,400	103,963	177,018	210,376
Provision for loan losses	1,523	44,809	25,262	46,332	244,202

Net interest income (loss) after provision for loan losses	80,095	50,591	78,701	130,686	(33,826)

Operating expenses:
Compensation and benefits	29,098	30,379	29,423	59,477	63,606
Professional fees	10,914	7,188	8,497	18,102	18,867
Other administrative expenses	15,310	16,694	15,671	32,004	34,323

Total operating expenses	55,322	54,261	53,591	109,583	116,796

Other income (expense):
Gain on investments, net	8,725	23,515	10,257	32,240	16,336
Loss on derivatives	(271)	(1,878)	(3,614)	(2,149)	(7,951)
Net expense of real estate owned and other foreclosed assets	(10,355)	(10,173)	(43,175)	(20,528)	(83,667)
Other income, net	10,971	6,527	1,726	17,498	18,201

Total other income (expense)	9,070	17,991	(34,806)	27,061	(57,081)

Net income (loss) from continuing operations before income taxes	33,843	14,321	(9,696)	48,164	(207,703)
Income tax expense (benefit)	17,249	11,162	(4,174)	28,411	16,832

Net income (loss) from continuing operations	16,594	3,159	(5,522)	19,753	(224,535)
Net income from discontinued operations, net of taxes	—	—	2,166	—	9,489
Net gain from sale of discontinued operations, net of taxes	—	—	21,696	—	21,696

Net income (loss)	$16,594	$3,159	$18,340	$19,753	$(193,350)

Basic income (loss) per share:
From continuing operations	$0.05	$0.01	$(0.02)	$0.06	$(0.70)
From discontinued operations	$—	$—	$0.08	$—	$0.10
Net income (loss) per share	$0.05	$0.01	$0.06	$0.06	$(0.60)
Diluted income (loss) per share:
From continuing operations	$0.05	$0.01	$(0.02)	$0.06	$(0.70)
From discontinued operations	$—	$—	$0.08	$—	$0.10
Net income (loss) per share	$0.05	$0.01	$0.06	$0.06	$(0.60)
Average shares outstanding:
Basic	320,426,484	320,196,690	320,802,358	320,311,588	320,547,818
Diluted	327,087,717	326,963,738	320,802,358	327,025,588	320,547,818

Dividends declared per share	$0.01	$0.01	$0.01	$0.02	$0.02

CapitalSource Inc.
Segment Statements of Income
(Unaudited)
($ in thousands)

	Three Months Ended June 30, 2011				Three Months Ended March 31, 2011
		OTHER				OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY		CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
Net interest income:
Interest income	$90,490	$40,701	$(3,766)	$127,425	$91,804	$47,614	$2,734	$142,152
Interest expense	15,612	30,195	—	45,807	15,210	31,542	—	46,752

Net interest income	74,878	10,506	(3,766)	81,618	76,594	16,072	2,734	95,400
Provision for loan losses	(1,331)	2,854	—	1,523	11,242	33,567	—	44,809

Net interest income (loss) after provision for loan losses	76,209	7,652	(3,766)	80,095	65,352	(17,495)	2,734	50,591
Compensation and benefits	11,926	17,759	(587)	29,098	11,708	19,502	(831)	30,379
Professional fees	449	10,465	—	10,914	364	6,824	—	7,188
Other operating expenses	20,219	13,452	(18,361)	15,310	20,869	15,000	(19,175)	16,694

Total operating expenses	32,594	41,676	(18,948)	55,322	32,941	41,326	(20,006)	54,261
Total other income	3,000	24,751	(18,681)	9,070	2,965	32,354	(17,328)	17,991

Net income (loss) before income taxes	46,615	(9,273)	(3,499)	33,843	35,376	(26,467)	5,412	14,321
Income tax expense (benefit)	18,840	(1,591)	—	17,249	3,095	8,067	—	11,162

Net income (loss)	$27,775	$(7,682)	$(3,499)	$16,594	$32,281	$(34,534)	$5,412	$3,159

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
		OTHER				OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY		CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
Net interest income:
Interest income	$182,294	$88,315	$(1,032)	$269,577	$160,380	$179,666	$(3,912)	$336,134
Interest expense	30,822	61,737	—	92,559	33,732	92,026	—	125,758

Net interest income	151,472	26,578	(1,032)	177,018	126,648	87,640	(3,912)	210,376
Provision for loan losses	9,911	36,421	—	46,332	92,798	151,404	—	244,202

Net interest income (loss) after provision for loan losses	141,561	(9,843)	(1,032)	130,686	33,850	(63,764)	(3,912)	(33,826)
Compensation and benefits	23,634	37,261	(1,418)	59,477	22,138	41,468	—	63,606
Professional fees	813	17,289	—	18,102	997	17,870	—	18,867
Other operating expenses	41,088	28,452	(37,536)	32,004	30,448	31,561	(27,686)	34,323

Total operating expenses	65,535	83,002	(38,954)	109,583	53,583	90,899	(27,686)	116,796
Total other income (expense)	5,965	57,105	(36,009)	27,061	15,226	(44,668)	(27,639)	(57,081)

Net income (loss) from continuing operations before income taxes	81,991	(35,740)	1,913	48,164	(4,507)	(199,331)	(3,865)	(207,703)
Income tax expense (benefit)	21,935	6,476	—	28,411	(2,519)	19,351	—	16,832

Net income (loss) from continuing operations	$60,056	$(42,216)	$1,913	$19,753	$(1,988)	$(218,682)	$(3,865)	$(224,535)

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	June 30, 2011				March 31, 2011
		OTHER				OTHER
	CAPITALSOURCE	COMMERCIAL	INTERCOMPANY		CAPITALSOURCE	COMMERCIAL	INTERCOMPANY
	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED	BANK	FINANCE	ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$382,065	$1,300,457	$—	$1,682,522	$440,928	$787,144	$—	$1,228,072
Investment securities:
Available-for-sale	1,447,826	24,917	—	1,472,743	1,348,771	21,582	—	1,370,353
Held-to-maturity	136,250	—	—	136,250	179,077	—	—	179,077
Loans	4,146,466	1,374,776	3,150	5,524,392	3,947,080	2,037,692	7,438	5,992,210
Allowance for loan losses	(108,592)	(90,546)	—	(199,138)	(132,970)	(150,304)	—	(283,274)

Loans, net of allowance for loan losses	4,037,874	1,284,230	3,150	5,325,254	3,814,110	1,887,388	7,438	5,708,936
Receivables due from affiliates	1,230	51,798	(53,028)	—	2,547	40,811	(43,358)	—
Other assets	366,561	363,082	(31,468)	698,175	394,648	396,042	(3,790)	786,900

Total assets	$6,371,806	$3,024,484	$(81,346)	$9,314,944	$6,180,081	$3,132,967	$(39,710)	$9,273,338

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$4,785,790	$—	$—	$4,785,790	$4,708,349	$—	$—	$4,708,349
Borrowings	480,000	1,669,893	—	2,149,893	400,000	1,832,261	—	2,232,261
Balance due to affiliates	51,798	1,230	(53,028)	—	40,811	2,547	(43,358)	—
Other liabilities	59,220	243,445	(33,754)	268,911	73,464	193,638	(5,810)	261,292

Total liabilities	5,376,808	1,914,568	(86,782)	7,204,594	5,222,624	2,028,446	(49,168)	7,201,902

Shareholders’ equity:
Common stock	921,000	3,232	(921,000)	3,232	921,000	3,233	(921,000)	3,233
Additional paid-in capital/retained earnings/deficit	59,041	1,059,986	941,393	2,060,420	30,767	1,076,922	936,148	2,043,837
Accumulated other comprehensive income, net	14,957	46,698	(14,957)	46,698	5,690	24,366	(5,690)	24,366

Total shareholders’ equity	994,998	1,109,916	5,436	2,110,350	957,457	1,104,521	9,458	2,071,436

Total liabilities and shareholders’ equity	$6,371,806	$3,024,484	$(81,346)	$9,314,944	$6,180,081	$3,132,967	$(39,710)	$9,273,338

Book value per outstanding share	$3.08	$3.43	$0.02	$6.53	$2.96	$3.42	$0.03	$6.41

CapitalSource Second Quarter 2011 — Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended	Six Months Ended
June 30,	March 31,	June 30,	June 30,	June 30,
2011	2011	2010	2011	2010
CapitalSource Bank Segment:

Performance ratios:
Return on average assets	1.78%	2.17%	2.63%	1.97%	(0.07%)
Return on average equity	11.46%	13.98%	17.85%	12.69%	(0.47%)
Yield on average interest earning assets	6.13%	6.51%	5.66%	6.31%	5.82%
Cost of interest bearing liabilities	1.21%	1.22%	1.36%	1.22%	1.42%
Deposits	1.13%	1.16%	1.33%	1.15%	1.39%
Borrowings	2.08%	1.98%	1.89%	2.04%	1.87%
Borrowing spread	1.01%	0.96%	1.05%	0.99%	1.15%
Net interest margin	5.07%	5.43%	4.48%	5.24%	4.59%
Operating expenses as a percentage of average total assets	2.09%	2.21%	2.04%	2.15%	1.87%
Core lending spread	7.78%	7.96%	7.04%	7.87%	7.32%
Loan yield	7.98%	8.22%	7.35%	8.10%	7.59%

Capital ratios:
Tier 1 leverage	13.47%	13.47%	12.54%	13.47%	12.54%
Total risk-based capital	18.67%	18.80%	17.69%	18.67%	17.69%
Tangible common equity to tangible assets	13.26%	13.06%	12.54%	13.26%	12.54%

Average balances ($ in thousands):
Average loans	$3,943,136	$3,792,412	$3,265,340	$3,868,190	$3,153,854
Average assets	6,261,685	6,046,033	5,750,509	6,154,455	5,765,303
Average interest earning assets	5,925,269	5,723,305	5,592,803	5,824,845	5,558,555
Average deposits	4,738,233	4,673,752	4,595,065	4,706,171	4,579,623
Average borrowings	426,484	373,278	244,286	400,028	226,381
Average equity	972,310	936,476	846,691	954,492	860,758

Other Commercial Finance Segment:

Performance ratios:
Return on average assets	(1.00%)	(4.21%)	(3.31%)	(2.66%)	(8.04%)
Return on average equity	(2.78%)	(12.40%)	(15.79%)	(7.61%)	(38.53%)
Yield on average interest earning assets	6.30%	7.53%	7.33%	6.91%	7.14%
Cost of interest bearing liabilities	6.89%	6.73%	4.70%	6.80%	4.56%
Borrowing spread	6.69%	6.47%	4.39%	6.57%	4.29%
Net interest margin	1.63%	2.54%	3.61%	2.08%	3.48%
Operating expenses as a percentage of average total assets	5.43%	5.04%	3.22%	5.23%	3.34%
Core lending spread	9.71%	7.38%	7.47%	8.33%	7.30%
Loan yield	9.91%	7.64%	7.78%	8.56%	7.57%

Leverage ratios:
Total debt to equity (as of period end)	1.50	x	1.66	x	3.25	x	1.50	x	3.25	x
Equity to total assets (as of period end)	36.70%	35.25%	22.30%	36.70%	22.30%

Average balances ($ in thousands):
Average loans	$1,575,556	$2,331,652	$4,485,654	$1,951,515	$4,771,654
Average assets	3,077,378	3,327,142	5,036,228	3,201,570	5,483,028
Average interest earning assets	2,592,896	2,565,261	4,777,652	2,579,155	5,073,381
Average borrowings	1,758,963	1,901,770	3,779,755	1,829,972	4,073,172
Average equity	1,108,506	1,129,542	1,054,735	1,118,966	1,144,396

Consolidated CapitalSource Inc.: (1)

Performance ratios:
Return on average assets	0.72%	0.14%	(0.21%)	0.43%	(4.09%)
Return on average equity	3.19%	0.62%	(1.18%)	1.92%	(22.82%)
Yield on average interest earning assets	6.00%	6.95%	6.39%	6.47%	6.39%
Cost of interest bearing liabilities	2.65%	2.73%	2.85%	2.69%	2.88%
Borrowing spread	2.45%	2.47%	2.54%	2.46%	2.61%
Net interest margin	3.84%	4.67%	4.03%	4.25%	4.00%
Operating expenses as a percentage of average total assets	2.39%	2.36%	2.01%	2.37%	2.12%

Leverage ratios:
Total debt to equity (as of period end)	3.29	x	3.35	x	4.26	x	3.29	x	4.26	x
Equity to total assets (as of period end)	22.66%	22.34%	18.38%	22.66%	18.38%
Tangible common equity to tangible assets	21.17%	20.84%	17.02%	21.17%	17.02%

Average balances ($ in thousands):
Average loans	5,524,326	6,126,161	7,728,019	5,823,581	7,903,645
Average assets	9,289,804	9,319,796	10,691,819	9,304,717	11,084,237
Average interest earning assets	8,523,800	8,290,663	10,347,480	8,407,875	10,610,072
Average borrowings	2,185,447	2,275,048	3,949,041	2,230,000	4,224,554
Average deposits	4,738,233	4,673,752	4,595,065	4,706,171	4,579,623
Average equity	2,088,562	2,069,960	1,879,498	2,079,313	1,984,219

(1)	Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.07%	0.77%	0.44%	0.86%	1.43%
Loans 30-89 days contractually delinquent	$3.9	$46.6	$27.8	$56.8	$109.7

Loans 90 or more days contractually delinquent:
As a % of total loans	3.48%	4.64%	5.03%	5.47%	5.98%
Loans 90 or more days contractually delinquent	$195.0	$282.4	$319.7	$362.6	$459.2

Loans on non-accrual:(2)
As a % of total loans	8.50%	9.03%	10.99%	11.89%	14.68%
Loans on non-accrual	$476.3	$549.4	$698.7	$787.9	$1,126.4

Impaired loans:(3)
As a % of total loans	8.69%	12.17%	14.65%	14.75%	19.15%
Impaired loans	$486.6	$740.6	$931.2	$977.5	$1,469.0

Allowance for loan losses:
As a % of total loans	3.55%	4.65%	5.17%	5.94%	7.54%
Allowance for loan losses	$199.1	$283.3	$329.1	$393.6	$578.6

Net charge offs (last twelve months):
As a % of total average loans	5.55%	5.78%	5.78%	6.78%	7.43%
Net charge offs (last twelve months)	$350.5	$397.6	$426.5	$535.6	$623.3

(1)	Includes loans held for investment and loans held for sale. Excludes deferred loan fees and discounts and the allowance for loan losses.

(2)	Includes loans with an aggregate principal balance of $155.0 million, $235.3 million, $270.5 million, $354.3 million, and $371.9 million as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010 respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $118.7 million, $11.5 million, $14.7 million, $37.5 million, and $51.4 million as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively.

(3)	Includes loans with an aggregate principal balance of $153.3 million, $243.8 million, $265.3 million, $340.0 million, and $423.2 million as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $357.6 million, $549.4 million, $684.1 million, $787.9 million, and $1,075.0 million as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively, that were also classified as loans on non-accrual status.